Exhibit 99.1

Sage Therapeutics Announces Second Quarter 2025 Financial Results

Achieved $23.2 million in ZURZUVAE® (zuranolone) collaboration revenue in the second quarter of 2025 (50% of the net revenues recorded by Biogen), representing a 68% increase from the first quarter

Previously announced acquisition by Supernus Pharmaceuticals expected to close in third quarter of 2025

Cash, cash equivalents, and marketable securities of $366 million as of June 30, 2025

CAMBRIDGE, Mass. – July 30, 2025 – Sage Therapeutics, Inc. (Nasdaq: SAGE), today reported business highlights and financial results for the second quarter ended June 30, 2025.

“Our second quarter results reflect revenue acceleration driven by increased investment, strong execution, and growing momentum behind ZURZUVAE, underscoring our collective commitment to advancing care for women with postpartum depression,” said Barry Greene, Chief Executive Officer at Sage Therapeutics. “As we work with Supernus to complete the transaction, we take pride in the progress made to date and remain focused on the important work of helping more patients.”

Second Quarter 2025 Highlights

ZURZUVAE

ZURZUVAE was approved by the FDA in August 2023 as the first-and-only oral treatment indicated for adults with postpartum depression (PPD). ZURZUVAE was made commercially available in the U.S. in December 2023. The current commercialization investment plan includes recent joint sales force expansions and marketing tactics intended to further accelerate ZURZUVAE growth in PPD, along with expanded disease state awareness efforts to support increased PPD screening and diagnosis. The Company anticipates these investments will help support the goal of significant topline revenue growth in 2025. As of the second quarter ended June 30, 2025, the following results had been achieved:

•

Generated $23.2 million in collaboration revenue from ZURZUVAE, representing a 68% increase from the first quarter of 2025. Collaboration revenue represents 50% of the net revenue recorded when Biogen ships ZURZUVAE to the distributors.

•	Shipped greater than 4,000 prescriptions to women with PPD, representing a 36% increase from the first quarter of 2025, and greater than 13,500 since launch.

In terms of prescriber, payer, and patient trends:

•	In the second quarter of 2025, OBGYNs accounted for about 80% of all prescriptions.

•	About 80% of women prescribed ZURZUVAE received it as their first new treatment for PPD.

•	Greater than 95% of Commercial and Medicaid lives are covered or have a path to coverage, with the majority having no step edits or complex prior authorizations.

SAGE-319

SAGE-319 is an extrasynaptic-preferring GABAA receptor positive allosteric modulator (PAM) designed to have novel pharmacology and a differentiated clinical profile from other GABAA receptor PAMs in our portfolio. It is currently being investigated as a potential treatment for behavioral symptoms associated with certain neurodevelopmental disorders. The Company expects data from a Phase 1 multiple ascending dose (MAD) study by late 2025 and will evaluate next steps based on these data.

Pre-Clinical Pipeline

The Company is continuing to explore targeted work within its NMDA receptor negative allosteric modulator (NAM) platform, focusing on potential treatments for neurodevelopmental disorders, with SAGE-817 and SAGE-039.

Areas In Evaluation

SAGE-324: The Company is evaluating potential indications, including seizures in developmental and epileptic encephalopathies (DEEs), and expects to provide an update on next steps, if any, in mid-2025.

Business Update

In June 2025, Sage and Supernus announced a definitive agreement for Supernus to acquire Sage through a tender offer for $8.50 per share in cash (or an aggregate of approximately $561 million), payable at closing, plus one non-tradable contingent value right (CVR) collectively worth up to $3.50 per share in cash (or an aggregate of approximately $234 million), for total consideration of $12.00 per share in cash (or an aggregate of up to approximately $795 million). The CVR is payable upon achieving certain net sales and commercial milestones. The transaction is expected to close in the third quarter of 2025.

FINANCIAL RESULTS FOR THE SECOND QUARTER 2025

•	Cash Position: Cash, cash equivalents and marketable securities as of June 30, 2025 were $366 million compared to $424 million at March 31, 2025.

•

Revenue: Collaboration revenue from sales of ZURZUVAE was $23.2 million in the second quarter of 2025 compared to $7.4 million for the same period in 2024. Reported collaboration revenue is 50% of the net revenue Biogen records for ZURZUVAE in the U.S. Other revenue from collaborations was $8.5 million in the second quarter of 2025 compared to $0.6 million for the same period in 2024. There was no net revenue from sales of ZULRESSO in the second quarter of 2025 compared to $0.6 million in the same period of 2024.

•

Cost of Revenues: Cost of revenues were ($0.1) million in the second quarter of 2025, which consisted of costs related to selling ZURZUVAE, including a one-time reversal of previously accrued regulatory expenses of $0.6 million, compared to $1.4 million for the same period in 2024, which consisted of costs related to selling ZURZUVAE and ZULRESSO.

•

R&D Expenses: Research and development expenses were $23.7 million, including $3.1 million of non-cash stock-based compensation expense, in the second quarter of 2025 compared to $62.6 million, including $6.1 million of non-cash stock-based compensation expense, for the same period in 2024. The decrease in R&D expenses in the second quarter of 2025 as compared to the same period in 2024 was primarily related to the 2024 and 2023 reorganization cost saving measures, including reduced headcount, decreased expenditures, reprioritization of early-stage pipeline programs, and completion or cancellation of ongoing clinical trials. The net reimbursement from Sage to Biogen for R&D expenses pursuant to the Sage/Biogen Collaboration and License Agreement was $3.0 million in the second quarter of 2025 compared to $3.3 million from Biogen to Sage in the same period of 2024. The primary reason for the decrease in net reimbursement from Biogen to Sage was a decrease in the collaboration costs incurred by Sage for clinical trials and a credit to Biogen for manufacturing-related expenses previously expensed as research and development and reimbursed to us under the Sage/Biogen Collaboration and License Agreement for active pharmaceutical ingredient (“API”) that was sold to Shionogi & Co., Ltd. in the second quarter of 2025.

•

SG&A Expenses: Selling, general and administrative expenses were $62.0 million, including $5.7 million of non-cash stock-based compensation expense, in the second quarter of 2025 compared to $56.0 million, including $11.0 million of non-cash stock-based compensation expense, for the same period in 2024. The overall increase in SG&A expenses in the second quarter of 2025 as compared to the same period in 2024 was primarily related to increased collaboration commercialization efforts and professional fees associated with the strategic alternatives review process. The reimbursement from Sage to Biogen for SG&A expenses pursuant to the Sage/Biogen Collaboration and License Agreement was $6.2 million in the second quarter of 2025 compared to $1.0 million in the same period of 2024. The primary reason for the increase in net reimbursement from Sage to Biogen was an increase in the collaboration costs incurred by Biogen in support of ongoing commercialization efforts for ZURZUVAE.

•	Net Loss: Net loss was $49.7 million for the second quarter of 2025 compared to $102.9 million for the same period in 2024.

Conference Call Information

In light of the pending transaction with Supernus, Sage will not be hosting a conference call and webcast to review its second quarter 2025 financial results.

About Sage Therapeutics

Sage Therapeutics (Nasdaq: SAGE) is a biopharmaceutical company committed to our mission of pioneering solutions to deliver life-changing brain health medicines, so every person can thrive. Sage developed the only two FDA-approved treatments indicated for postpartum depression and is advancing a pipeline to target unmet needs in brain health. Sage was founded in 2010 and is headquartered in Cambridge, Mass. Find out more at www.sagerx.com or engage with us on Facebook, LinkedIn, Instagram, and X.

Forward-Looking Statements

Various statements in this release concern Sage’s future expectations, plans and prospects, including with respect to Sage, Supernus, the tender offer for outstanding shares of Sage common stock (the “Offer”), the merger of Saphire, Inc., a Delaware corporation and a wholly owned subsidiary of Supernus with and into Sage, with Sage surviving as a wholly owned subsidiary of Supernus (the “Merger”), the Agreement and Plan of Merger, dated June 13, 2025, by and among Supernus, Purchaser, and Sage (the “Merger Agreement”) and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”). Forward-looking statements include, without limitation, our statements regarding: our plans, expectations and goals for commercialization of ZURZUVAE for the treatment of women with PPD, including our goals to establish ZURZUVAE as the standard of care for women with PPD and to advance care for women with PPD; our beliefs in the potential for ZURZUVAE, including that ZURZUVAE will be successful and gain market acceptance as a transformative treatment helping women with PPD and be instrumental in accelerating progress in maternal mental health; the ability of Sage and Supernus to satisfy the conditions to the consummation of the Offer and the other conditions to the consummation of the Merger; the anticipated timetable for closing of the Transactions; Sage’s ability to commercialize current and future product candidates (including further commercialization of ZURZUVAE); our investment plans for ZURZUVAE and our expectations regarding the impact of increased investment, including recent joint sales force expansions and planned marketing tactics, in support of our goals to accelerate market growth in PPD; our plans for expanded disease state awareness efforts to support increased PPD screening and diagnosis; our plans and other goals related to other aspects of commercialization; anticipated timelines for our clinical development efforts, including the expected timing of readout of the multiple ascending dose study for SAGE-319; our belief in the potential profile and benefit of our product candidates, including potential indications for our product candidates; our plans to evaluate SAGE-324 in additional indications, including seizures in DEEs, and the timing of our announcement of next steps regarding the SAGE-324 program; our plans to explore targeted work within our NMDA receptor NAM platform with SAGE-817 and SAGE-039; and the mission and goals for our business. These statements constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements, including the risks that: our commercialization efforts in the U.S. with respect to ZURZUVAE for the treatment of women with PPD may not be successful, and we may be unable to generate revenues from sales of ZURZUVAE at the levels or on the timing we expect or at levels or on the timing necessary to support our goals; the number of women with PPD, the unmet need for additional treatment options, and the potential market for ZURZUVAE for the treatment of women with PPD may be significantly smaller than we expect; early positive signs, including ZURZUVAE results in 2024 and the first two quarters of 2025, may not be a signal of future success; ZURZUVAE may not achieve, or even if achieved, maintain, the clinical benefit, clinical use or market acceptance for the treatment of PPD that we expect, including among OBGYNs, or we may encounter reimbursement, market access, process-related, or other issues, including competition in the market, or issues with our distribution network that impact the success of our commercialization efforts; ZURZUVAE may never become the standard of care for women with PPD; we may encounter delays in initiation, conduct, completion of enrollment or completion and reporting of data with respect to any of our ongoing studies or clinical trials, such as the completion of the multiple ascending dose study for SAGE-319, including as a result of slower than expected site initiation, slower than expected enrollment, the need or decision to expand the trials or other changes, that may impact our ability to meet our expected timelines and may increase our costs; unexpected concerns may arise from additional data, analysis or results from any of our completed studies; decisions or actions of the FDA or the timing of meetings with the FDA may affect the timing, design, size, progress, and cost of clinical trials or the timing of data readouts or our ability to proceed with further development or may impair the potential for successful development or the timing or success of filing for and gaining regulatory approval; we may encounter adverse events at any stage that negatively impact further development and the potential for approval of our product candidates or the potential for successful commercialization of any of our products or that require additional non-clinical and clinical work, which may not yield positive results; the need to align with our collaborators may hamper or delay our development and commercialization efforts for the products or product candidates that are part of the collaboration or increase our costs; the anticipated benefits of our ongoing collaborations, including the receipt of payments or the successful development or commercialization of products and generation of revenue, may never be achieved at the levels or timing we expect or at all; our business may be adversely affected and our costs may increase if any of our key collaborators fails to perform its obligations or terminates our collaboration; the internal and external costs required for our ongoing, planned, and other future activities, and the resulting impact on expenses and use of cash, may be higher than expected, which may cause us to use cash quicker than expected or change or curtail some of our plans or both; our expectations as to expenses, cash usage, potential revenue, funding from collaborations, including milestones, cash runway, and cash needs may prove not to be correct for other reasons, such as changes in plans or actual events being different than our assumptions; we may not be successful in our efforts to gain regulatory approval of products beyond ZURZUVAE; we may not achieve revenues from our products that may be successfully developed in the future at levels we expect; the various closing conditions for the Transactions may not be satisfied or waived; the Transactions may negatively impact relationships with employees, other business partners, or governmental entities; Supernus may not realize the potential benefits of the Transactions; any of the foregoing events could impair the drivers and value creation opportunities for our business; and we may encounter technical and other unexpected hurdles in the development and manufacture of our product candidates or the commercialization of any current or future marketed product, which may delay our timing or change our plans, increase our costs or otherwise negatively impact our business; as well as those risks more fully discussed in the section entitled “Risk Factors” in our most recent annual or quarterly report filed with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Financial Tables

Sage Therapeutics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2025	December 31, 2024
Cash, cash equivalents and marketable securities	$365,572	$504,418
Total assets	422,922	547,222
Total liabilities	54,185	82,133
Total stockholders’ equity	368,737	465,089

Sage Therapeutics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Product revenue, net	$—	$600	$—	$2,289
Collaboration revenue - related party	23,209	7,420	37,036	13,633
Other collaboration revenue	8,451	634	8,688	634

Total revenues	31,660	8,654	45,724	16,556
Operating costs and expenses:
Cost of revenues	(55)	1,407	600	2,676
Research and development	23,917	62,564	46,676	134,297
Selling, general and administrative	61,997	55,983	119,589	108,556
Restructuring	(230)	—	283	—

Total operating costs and expenses	85,629	119,954	167,148	245,529

Loss from operations	(53,969)	(111,300)	(121,424)	(228,973)
Interest income	4,323	8,431	9,546	17,634
Other income (expense), net	(6)	15	12	2

Net loss	$(49,652)	$(102,854	$(111,866)	$(211,337

Net loss per share - basic and diluted	$(0.79)	$(1.70)	$(1.80)	$(3.50)

Weighted average shares outstanding - basic and diluted	62,610,598	60,538,319	62,236,163	60,337,258

SELECT IMPORTANT SAFETY INFORMATION FOR ZURZUVAE

ZURZUVAE (zuranolone) CIV, is a neuroactive steroid gamma-aminobutyric acid (GABA) A receptor positive modulator indicated for the treatment of postpartum depression in adults.

This does not include all the information needed to use ZURZUVAE safely and effectively. See full prescribing information for ZURZUVAE.

ZURZUVAE may cause serious side effects, including decreased awareness and alertness, which can affect your ability to drive safely or safely do other dangerous activities. Do not drive, operate machinery, or do other dangerous activities until at least 12 hours after taking each dose. You may not be able to tell on your own if you can drive safely or tell how much ZURZUVAE is affecting you. ZURZUVAE may cause central nervous system (CNS) depressant effects including sleepiness, drowsiness, slow thinking, dizziness, confusion, and trouble walking. Taking alcohol, other medicines that cause CNS depressant effects such as benzodiazepines, or opioids while taking ZURZUVAE can make these symptoms worse and may also cause trouble breathing. ZURZUVAE is a federally controlled substance schedule IV because it contains zuranolone, which can be abused or lead to dependence. Tell your healthcare provider right away if you become pregnant or plan to become pregnant during treatment with ZURZUVAE. You should use effective birth control (contraception) during treatment with ZURZUVAE and for 1 week after the final dose. ZURZUVAE and other antidepressant medicines may increase the risk of suicidal thoughts and actions in people 24 years of age and younger. ZURZUVAE is not for use in children. The most common side effects of ZURZUVAE include sleepiness or drowsiness, dizziness, common cold, diarrhea, feeling tired, weak, or having no energy, and urinary tract infection.

Investor Contact	Media Contact
Ashley Kaplowitz	Francesca Dellelci
ashley.kaplowitz@sagerx.com	Francesca.Dellelci@sagerx.com